Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-78709, 33-60443, and 33-60449) of Katy Industries, Inc. of our report dated January 29, 2005, with respect to the balance sheet of Sahlman Seafoods of Nicaragua, S.A. as of December 31, 2004 and 2003 and the related statements of operations for the years then ended, which appears in this Form 10-K.
/s/ Grant Thornton
Certified Public Accountants
Managua, Nicaragua
March 31, 2006